Exhibit 99.1

Freescale Semiconductor Announces Second Quarter 2009 Results

AUSTIN, Texas--(BUSINESS WIRE)--July 23, 2009--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the second quarter ended July 3, 2009.

Highlights for the second quarter include:

  Net sales of $824 million;
  Trailing 12 month Adjusted EBITDA of $668 million;
  Cash, cash equivalents and short-term investments of $1.31 billion at July 3, 2009.

“We continue to make solid progress in the transformation of Freescale,” said Rich Beyer, Chairman & CEO. “Our second quarter results demonstrate that we are reducing costs, improving profitability and positioning the company for long-term growth.”

Operating Results

Net sales for the second quarter of 2009 were $824 million, compared to $840 million in the first quarter of 2009 and $1.47 billion last year. The year-over-year sales decline was attributable primarily to the company’s decision in 2008 to exit its cellular handset business, as well as a decline in sales associated with the company’s automotive businesses.

Adjusted gross margins for the second quarter of 2009 were 31% compared to 28% in the first quarter of 2009 and 47% last year. The reported loss from operations for the three months ending July 3, 2009 was $345 million, inclusive of $82 million of reorganization costs, compared to a loss of $351 million in the first quarter of 2009 and a loss of $137 million in the second quarter of 2008. The adjusted operating loss (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ending July 3, 2009 was $75 million, compared to a loss of $140 million in the first quarter of 2009 and earnings of $234 million in the same quarter last year.

A description of adjusted gross margin, Adjusted EBITDA and adjusted operating earnings/loss and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the second quarter of 2009 are as follows:

  Microcontroller net sales were $238 million in the second quarter of 2009, compared to $246 million in the first quarter of 2009 and $460 million in the second quarter of 2008.
  RF, Analog and Sensor net sales were $201 million in the second quarter of 2009, compared to $184 million in the first quarter of 2009 and $280 million in the second quarter of 2008.
  Networking and Multimedia net sales were $216 million in the second quarter of 2009, compared to $228 million in the first quarter of 2009 and $312 million in the second quarter of 2008.
  Cellular net sales were $138 million in the second quarter of 2009, compared to $95 million in the first quarter of 2009 and $337 million in the second quarter of 2008.
  Other net sales were $31 million in the second quarter of 2009, compared to $87 million in the first quarter of 2009 and $83 million in the second quarter of 2008.

Business Reorganization

During the second quarter, the company recorded $82 million of reorganizations costs related primarily to our ongoing restructuring program and an accrual for severance costs associated with our previously announced decision to exit our manufacturing facility in Sendai, Japan.

Financial Position

Cash, cash equivalents and short-term investments were $1.31 billion on July 3, 2009, compared to $1.42 billion on April 3, 2009.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Daylight Time on July 23, 2009. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial and networking markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations around the world. www.freescale.com.

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2009.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions)	July 3,	April 3,	June 27,
	2009	2009	2008

Net sales	$824	$840	$1,472
Cost of sales	631	664	840
Gross margin	193	176	632
Selling, general and administrative	123	137	175
Research and development	211	244	293
Amortization expense for acquired intangible assets	122	122	273
Reorganization of businesses, contract settlement and other	82	24	25
Merger expenses	-	-	3
Operating loss	(345)	(351)	(137)

Gain on extinguishment of long-term debt	21	2,264	10
Other expense, net	(135)	(168)	(156)
Income (loss) before income taxes	(459)	1,745	(283)
Income tax expense (benefit)	25	(11)	(99)
Net income (loss)	$(484)	$1,756	$(184)

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
(in millions)	July 3,	April 3,	June 27,
	2009	2009	2008

Adjusted gross margin	$255	$237	$694
Inventory step-up recognition	-	-	7
Incremental depreciation and amortization expense	62	61	55
Gross margin	$193	$176	$632

Adjusted operating earnings (loss)	$(75)	$(140)	$234
Inventory step-up recognition	-	-	7
Incremental depreciation and amortization expense	66	65	60
Amortization expense for acquired intangible assets	122	122	273
Reorganization of businesses, contract settlement, and other	82	24	25
Merger expenses and other	-	-	6
Operating loss	$(345)	$(351)	$(137)

EBITDA excluding the effects of purchase accounting and other items	$38	$(21)	$368
Inventory step-up recognition	-	-	7
Reorganization of businesses, contract settlement, and other	82	24	25
Gain on extinguishment of long-term debt	(21)	(2,264)	-
Fair value adjustment on interest rate swaps	1	(1)	(14)
Merger expenses and other	-	-	6
EBITDA	$(24)	$2,220	$344

Note 1:  Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, reorganization of businesses, contract settlement, and other charges, impairment of goodwill and intangible assets, and merger expenses.  Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under generally accepted accounting principles in the United States (U.S. GAAP).  Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin or operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance.  We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company.  Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure.  We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company.  EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	July 3,	April 3,	June 27,
	2009	2009	2008

Microcontroller (a)	$238	$246	$460
Cellular (b)	138	95	337
Networking and Multimedia (c)	216	228	312
RF, Analog and Sensors (d)	201	184	280
Other (e)	31	87	83
	$824	$840	$1,472

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.

(d) RF, Analog & Sensor incorporates the technologies of our RF, analog power management and sensing solutions.

(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous businesses.

Freescale Semiconductor Holdings I, Ltd.
Adjusted EBITDA
(Unaudited)

Provided below is a reconciliation of net loss to EBITDA to Adjusted EBITDA:

(in millions)	Twelve months ended July 3, 2009

Net loss	$(6,238)
Interest expense, net	651
Income tax benefit	(333)
Depreciation and amortization*	1,504
EBITDA	$(4,416)
Non-cash stock-based employee compensation (1)	53
Other non-cash charges (2)	7,061
Non-recurring/one-time items (3)	(2,303)
Cost savings (4)	200
Other defined terms (5)	73
Adjusted EBITDA	$668

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of SFAS No. 123(R), Share-based Payments.

(2) Reflects the non-cash charges related to purchase accounting adjustments for inventory, impairments of intangible assets and other non-cash items.

(3) Reflects non-cash gain on debt extinguishment, one-time Merger expenses, and our reorganization of business program.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Note 2: Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facility. We believe that the presentation of Adjusted EBITDA for the twelve months ended July 3, 2009 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies.  The definition of Adjusted EBITDA in the indentures and the Credit Facility allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss).  However, some of these expenses may recur, vary greatly and are difficult to predict.  Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters.  As a result, the measure can be disproportionately affected by a particularly strong or weak quarter.  Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	July 3,	April 3,	June 27,
	2009	2009	2008
ASSETS
Cash and cash equivalents	$1,292	$939	$502
Short-term investments	20	483	697
Accounts receivable, net	374	383	706
Inventory	660	697	724
Other current assets	362	425	425
Total current assets	2,708	2,927	3,054

Property, plant and equipment, net	1,589	1,765	2,296
Goodwill	-	-	5,345
Intangible assets, net	1,023	1,146	3,385
Other assets, net	354	438	585
Total assets	$5,674	$6,276	$14,665

LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable and current portion of long-term debt and capital lease obligations	$115	$142	$92
Accounts payable	235	282	473
Accrued liabilities and other	464	570	721
Total current liabilities	814	994	1,286

Long-term debt	7,491	7,496	9,278
Deferred tax liabilities	383	378	897
Other liabilities	367	328	390

Stockholder's equity (deficit)	(3,381)	(2,920)	2,814
Total liabilities and stockholder's equity (deficit)	$5,674	$6,276	$14,665

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three months ended
(in millions)	July 3,	April 3,	June 27,
	2009	2009	2008

Free cash flow	$(83)	$(108)	$19
Capital expenditures	13	15	74
Proceeds from sales of property, plant, and equipment and assets held for sale	(5)	(1)	(140)
Payments for other assets	7	14	18
Payments for Acquisition	-	-	94
Cash flow provided by operations	$(68)	$(80)	$65

Free cash flow is a non-GAAP financial measure which we define as cash flow provided by operations less capital expenditures and other investing activities. The most directly comparable GAAP measure is cash flow provided by operations.  We use free cash flow to evaluate financial performance and in strategic planning, specifically, for investing and financing decisions.  We believe free cash flow is a useful measure because it reflects the performance of overall operations more accurately than cash flow provided by operations and because it provides investors with the same results that we used as the basis for making decisions about the business.  Free cash flow is not an indicator of residual cash available for discretionary spending because it does not take into account mandatory debt service or other non-discretionary spending requirements which are not deducted in the calculation of free cash flow.  We take these limitations into account when using free cash flow to make investing and financing decisions.

CONTACT:
Freescale Semiconductor Holdings I, Ltd.
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Andy North, 512-996-4418
andy.north@freescale.com